Exhibit 10.1

LIMITED WAIVER AND CONSENT AGREEMENT

This Limited Waiver and Consent Agreement (the “Agreement”), dated as of July __, 2026, is by and between SRX Global Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Holder”).

R E C I T A L S

A. Reference is made to (i) that certain Securities Purchase Agreement, dated as of March 16, 2026 (as amended, the “Securities Purchase Agreement”), by and among the Company and the investors signatory thereto (the “Buyers”), pursuant to which, among other things, the Buyers may purchase up to 10,000 shares of the Company’s Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”) and accompanying warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of up to $8.0 million in one or more closings; and (ii) the Certificate of Designations, filed by the Company with the Secretary of State of the State of Delaware on March 16, 2026, which designated the Series B Preferred Stock as a new series of the Company’s authorized and unissued preferred stock (the “COD”) (capitalized terms used and not otherwise defined herein shall have the meaning given in the Securities Purchase Agreement or the COD, as applicable).

B. Pursuant to (i) Section 4(r) of the Securities Purchase Agreement and Section 13(d) of the COD, the Company shall not directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock; and (ii) Section 16 of the COD, the Company shall not take certain actions, including paying dividends or making any other distribution on any shares of any Junior Stock, or repurchasing or redeeming any shares of Junior Stock, without the written consent of the Required Holders.

C. The Company desires to (i) declare and pay, on August 3, 2026, a one-time cash dividend of $0.05 per share on Common Stock outstanding to stockholders of record at the close of business on July 22, 2026 (the “Dividend”); and (ii) enter into a stock repurchase plan under which the Company may repurchase up to the lesser of 10,000,000 shares of Common Stock or 50% of the issued and outstanding Common Stock at any given time, for an aggregate purchase price not to exceed $20,000,000, during the period ending July 7, 2027 (the “Repurchase Plan”).

D. Pursuant to (i) Section 9(e) of the Securities Purchase Agreement, the Company and the Required Holders may waive certain terms of the Securities Purchase Agreement, which waiver shall be binding on all Buyers and holders of Securities; and (ii) Section 31(b) of the COD, certain terms of the COD may be waived with the Required Holder’s written consent.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

A G R E E M E N T

1. Limited Waiver and Consent. Effective as of the Effective Time (as defined below), the Holder, in its capacity as the Required Holder, hereby (i) waives, in part, Section 4(r) of the Securities Purchase Agreement and Section 13(d) of the COD, in each case, solely with respect the Dividend and the Repurchase Plan (the “Limited Waiver”) and (ii) pursuant to Section 16 of the COD, consents to the Dividend and the Repurchase Plan (the “Limited Consent”). For the avoidance of doubt, the Holder, in its capacity as Required Holder, hereby acknowledges and agrees that, after giving effect to the Limited Waiver and Limited Consent, (i) any term or condition of any Transaction Document that would otherwise restrict or prohibit the Dividend and/or the Repurchase Plan shall be deemed waived and (ii) the consummation of the Dividend and/or the Repurchase Plan shall not constitute a breach or event of default under any of the Transaction Documents.

2. Limitation of Waivers and Consent. The Limited Waiver and Limited Consent set forth herein constitutes a one-time waiver consent and is limited to the matters expressly waiver and/or consented to herein and should not be construed as an indication that the Holder or the Required Holders would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4. Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the due execution and delivery by the Company and the Investor of this Agreement.

5. Disclosure. On or before 9:00 a.m., New York City time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing any material non-public information the Company may have provided to the undersigned in relation to this Agreement or otherwise in the form required by the 1934 Act and attaching this Agreement as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the undersigned shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the undersigned or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any undersigned with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the undersigned. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any undersigned without the undersigned’s consent, the Company hereby covenants and agrees that the undersigned shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the undersigned will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY

SRX GLOBAL INC.

By:
Name:	Carolina Martinez
Title:	Chief Financial Officer

REQUIRED HOLDER

By:

[Signature Page to Limited Waiver and Consent Agreement]